COLLEGE RETIREMENT EQUITIES FUND
                    730 Third Avenue, New York, NY 10017-3206


               ENDORSEMENT TO RETIREMENT UNIT-ANNUITY CERTIFICATE


This  endorsement adds the following  provision to your Retirement  Unit-Annuity
Certificate:

Once each calendar year a transfer will be made from your Retirement Unit-Annuity Certificate and applied as Consideration for your Minimum Distribution Annuity Certificate. The amount of the transfer will be the Accumulation in this Retirement Unit-Annuity Certificate as of December 31 of the previous calendar year, adjusted for any subsequent transfers to or from such Certificate, but not to exceed the total Accumulation on the date of the transfer. If the total Accumulation is less than $25, the total Accumulation will be transferred. The transfer will be made on a prorata basis from all the CREF Accounts as of the date of the transfer, and will be allocated to the corresponding CREF Accounts under your Minimum Distribution Annuity Certificate. CREF will notify you when the Accumulation has been transferred.

This endorsement does not change any other rights or obligations you may have under your Retirement Unit-Annuity Certificate.

Retirement Unit-Annuity Certificate Number:  DA0000-0
Minimum Distribution Annuity Certificate Number:  DA00000-1
Effective Date of this Endorsement: December 1, 1991



                                                        /s/John H. Biggs
                                                        ----------------
                                                           CHAIRMAN AND
                                                     CHIEF EXECUTIVE OFFICER

                        COLLEGE RETIREMENT EQUITIES FUND
                    730 Third Avenue, New York, NY 10017-3206


         ENDORSEMENT TO SUPPLEMENTAL RETIREMENT UNIT-ANNUITY CERTIFICATE



This endorsement adds the following provision to your Supplemental Retirement Unit-Annuity Certificate:

Once each calendar year a transfer will be made from your Supplemental Retirement Unit-Annuity Certificate and applied as Consideration for your Minimum Distribution Annuity Certificate. The amount of the transfer will be the Accumulation in this Supplemental Retirement Unit-Annuity Certificate as of December 31 of the previous calendar year, adjusted for any subsequent transfers to or from such Certificate, but not to exceed the total Accumulation on the date of the transfer. If the total Accumulation is less than $25, the total Accumulation will be transferred. The transfer will be made on a prorata basis from all the CREF Accounts as of the date of the transfer, and will be allocated to the corresponding CREF Accounts under your Minimum Distribution Annuity Certificate. CREF will notify you when the Accumulation has been transferred.

This endorsement does not change any other rights or obligations you may have under your Supplemental Retirement Unit-Annuity Certificate.

Supplemental Retirement Unit-Annuity Certificate Number: DA0000-0 Minimum Distribution Annuity Certificate Number: DA00000-1
Effective Date of this Endorsement: December 1, 1991



                                                        /s/John H. Biggs
                                                        ----------------
                                                           CHAIRMAN AND
                                                     CHIEF EXECUTIVE OFFICER

                        COLLEGE RETIREMENT EQUITIES FUND
                   730 Third Avenue, New York, NY 10017-3206


            ENDORSEMENT TO GROUP RETIREMENT UNIT-ANNUITY CERTIFICATE



This  endorsement  adds  the  following   provision  to  your  Group  Retirement
Unit-Annuity Certificate:

Once each calendar year a transfer will be made from your Group Retirement Unit-Annuity Certificate and applied as Consideration for your Minimum Distribution Annuity Certificate. The amount of the transfer will be the Accumulation in this Group Retirement Unit-Annuity Certificate as of December 31 of the previous calendar year, adjusted for any subsequent transfers to or from such Certificate, but not to exceed the total Accumulation on the date of the transfer. If the total Accumulation is less than $25, the total Accumulation will be transferred. The transfer will be made on a prorata basis from all the CREF Accounts as of the date of the transfer, and will be allocated to the corresponding CREF Accounts under your Minimum Distribution Annuity Certificate. CREF will notify you when the Accumulation has been transferred.

This endorsement does not change any other rights or obligations you may have under your Group Retirement Unit-Annuity Certificate.

Group Retirement Unit-Annuity Certificate Number:  DA0000-0
Minimum Distribution Annuity Certificate Number:  DA00000-1
Effective Date of this Endorsement: December 1, 1991



                                                        /s/John H. Biggs
                                                        ----------------
                                                           CHAIRMAN AND
                                                     CHIEF EXECUTIVE OFFICER

                        COLLEGE RETIREMENT EQUITIES FUND
                    730 Third Avenue, New York, NY 10017-3206


            ENDORSEMENT TO GROUP SUPPLEMENTAL RETIREMENT UNIT-ANNUITY
                                  CERTIFICATE



This endorsement adds the following provision to your Group Supplemental Retirement Unit-Annuity Certificate:

Once each calendar year a transfer will be made from your Group Supplemental Retirement Unit-Annuity Certificate and applied as Consideration for your Minimum Distribution Annuity Certificate. The amount of the transfer will be the Accumulation in this Group Supplemental Retirement Unit-Annuity Certificate as of December 31 of the previous calendar year, adjusted for any subsequent transfers to or from such Certificate, but not to exceed the total Accumulation on the date of the transfer. If the total Accumulation is less than $25, the total Accumulation will be transferred. The transfer will be made on a prorata basis from all the CREF Accounts as of the date of the transfer, and will be allocated to the corresponding CREF Accounts under your Minimum Distribution Annuity Certificate. CREF will notify you when the Accumulation has been transferred.

This endorsement does not change any other rights or obligations you may have under your Group Supplemental Retirement Unit-Annuity Certificate.

Group Retirement Unit-Annuity Certificate Number:  DA0000-0
Minimum Distribution Annuity Certificate Number:  DA00000-1
Effective Date of this Endorsement: December 1, 1991


                                                        /s/John H. Biggs
                                                        ----------------
                                                           CHAIRMAN AND
                                                     CHIEF EXECUTIVE OFFICER

                        COLLEGE RETIREMENT EQUITIES FUND
                   730 THIRD AVENUE, NEW YORK, N.Y. 10017-3206
                                 1 800 842-2733

                ENDORSEMENT TO YOUR CREF UNIT-ANNUITY CERTIFICATE


Added to all Life Unit-Annuity, Life Unit-Annuity with Minimum Guaranteed Period, Last Survivor Life Unit-Annuity, Last Survivor Life Unit-Annuity with Minimum Guaranteed Period, Joint and Survivor Life Unit-Annuity, Joint and Survivor Life Unit-Annuity with Minimum Guaranteed Period, and Unit-Annuity Certain certificates.

          Effective Date: [ March 31, 1996, or issue date of new CREF certificate (if later)]

         This document, called an "endorsement," changes some of the provisions of your CREF unit-annuity certificate and becomes part of it. IT DOES NOT TAKE AWAY ANY OF THE RIGHTS ESTABLISHED UNDER YOUR CURRENT CERTIFICATE. It is important that you read the endorsement, and attach it to your current certificate.

         In this endorsement "you" refers to the participant or after the participant's death to the second participant, if any, or to a beneficiary
receiving   payments  after  the  death  of  the   participant  and  any  second
participant.

         CREF now offers you the option of transferring some or all of the Annuity Units payable from any Account under your CREF unit-annuity certificate to any of the other CREF Accounts in order to receive future benefits from that Account. In addition, you may transfer some or all of the Annuity Units payable under your CREF unit-annuity certificate to a comparable annuity payable from TIAA. Contracts are comparable if they have the same annuity option, remaining guaranteed period (if any), first annuitant (or participant), and second annuitant (or participant) if any. Teachers Insurance and Annuity Association
(TIAA) is a companion company of CREF.

A PROVISION ON TRANSFERS IS ADDED TO YOUR CERTIFICATE:

TRANSFERS. You may transfer some or all of the Annuity Units payable under your CREF certificate from one CREF Account to another CREF Account then offering unit-annuities, or to a comparable TIAA fixed-dollar or Real Estate Account contract. You cannot transfer out of a TIAA fixed-dollar annuity contract so any transfers you make to TIAA fixed-dollar annuity contract must remain in that contract. Transfers to the Real Estate Account, however, may subsequently be transferred out of the Real Estate Account. We may limit, in accordance with the Rules of the Fund, your right to transfer to a CREF Account which is added after March 31, 1996.
         If you are receiving unit-annuity payments from a comparable TIAA Real Estate Account unit-annuity contract, you can (subject to its provisions)
transfer annuity units from that certificate to your CREF unit-annuity certificate.
         Contracts are comparable if they have the same annuity option, remaining guaranteed period (if any), first annuitant (or participant), and second annuitant (or participant) if any.
         All transfers will be effective on March 31. CREF must receive, in an acceptable form, your request for a transfer on or before the end of the last Business Day in March in order for the transfer to be effective on March 31. You cannot revoke a transfer after its effective date.
         The number of Annuity Units payable from an Account under your CREF unit-annuity certificate will be reduced by the number of Annuity Units you transfer out of that Account. The number of Annuity Units payable from an Account under your CREF unit-annuity certificate will be increased, in accordance with the Rules of the Fund, by any transfers you make to that Account.

               ENDORSEMENT TO YOUR CREF UNIT-ANNUITY CERTIFICATE

          Any unit-annuity payment due on the day after a transfer (April 1) will be made based on the number of Annuity Units payable in each Account prior to the transfer. Unit-annuity payments due on and after the following May 1 will be made based on the number of Annuity Units in each Account after the transfer.

TWO PROVISIONS ON THE CREF ACCOUNtS ARE ADDED TO YOUR CERTIFICATE:

     ACCOUNTS. CREF maintains the following seven investment Accounts, each with its own distinct investment portfolio:

             The CREF STOCK ACCOUNT maintains a broadly diversified portfolio consisting primarily of common stocks.

             The CREF MONEY  MARKET  ACCOUNT  maintains a  portfolio  consisting
             primarily  of   short-term   debt   securities   and  money  market
             instruments.

             The CREF BOND MARKET ACCOUNT maintains a portfolio consisting primarily of investment grade fixed income securities.

             The CREF SOCIAL  CHOICE  ACCOUNT  maintains a portfolio  consisting
             primarily  of  common   stocks,   investment   grade  fixed  income
             securities, and short-term debt securities.

             The CREF GLOBAL EQUITIES ACCOUNT maintains a broadly diversified portfolio consisting primarily of foreign and domestic common stocks.

             The CREF GROWTH ACCOUNT maintains a portfolio consisting primarily of common stocks that we believe present the opportunity for exceptional growth.

             The CREF EQUITY INDEX ACCOUNT maintains a portfolio consisting primarily of domestic stocks selected to track the overall U.S. stock market.

     In the future, CREF may establish other Accounts with other investment portfolios.

    DELETION OF A CREF ACCOUNT OR UNIT-ANNUITIES FROM AN ACCOUNT. CREF can delete or stop providing unit-annuities in any Account, including any future Accounts, except the Stock Account and the Money Market Account. If an
    Account in which you hold Annuity Units is deleted or stops providing unit-annuities, you'll have to transfer your Annuity Units to another CREF Account or to TIAA as described above. If you don't tell us which Account you want to transfer your Annuity Units to, we'll move them to the CREF Money Market Account.



                                                        /s/John H. Biggs
                                                        ----------------
                                                           CHAIRMAN AND
                                                     CHIEF EXECUTIVE OFFICER


IF YOU HAVE ANY QUESTIONS ABOUT YOUR CERTIFICATE OR NEED HELP TO RESOLVE A PROBLEM, YOU CAN CONTACT US AT THE ADDRESS OR PHONE NUMBER ON THE OPPOSITE SIDE.